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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                _________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 18, 1998



                          COMPUTER SCIENCES CORPORATION
               (Exact name of Registrant as specified in its charter)


NEVADA                              1-4850                         95-2043126
(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
of Incorporation)                File Number)             Identification No.)



2100 East Grand Avenue
El Segundo, California                                                  90245
(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code (310) 615-0311



                               Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

          On February 10, 1998, Computer Associates International, Inc. ("CA") sent to Computer Sciences Corporation ("CSC") a letter in which CA offered to acquire CSC in a merger transaction in which CSC's stockholders would receive $108 in cash for each share of CSC's common stock (the "CA Merger Offer"). On February 17, 1998, CAI Computer Services Corp., a wholly owned subsidiary of CA ("CA Merger Subsidiary"), commenced a tender offer to purchase all of CSC's outstanding common stock at a price of $108 per share in cash (the "CA Tender Offer"). In connection with the CA Tender Offer, CA and CA Merger Subsidiary filed a Tender Offer Statement on Schedule 14D-1 with the Securities and Exchange Commission on February 17, 1998, and delivered a copy of the Tender Offer Statement to CSC that evening.

          At 1:00 o'clock p.m. on February 18, 1998, the Board of Directors of CSC held a previously scheduled meeting. The Board of Directors did not consider the CA Tender Offer at this meeting, since CSC management and the Board had not yet had an opportunity fully to analyze the Schedule 14D-1 that had been delivered the previous evening.

          In accordance with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, CSC will, no later than March 3, 1998, file with the Securities and Exchange Commission and send to the holders of CSC's common stock a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the CA Tender Offer.

          At its meeting on February 18, 1998, the CSC Board of Directors did, among other things, consider the CA Merger Offer. A copy of a press release of CSC dated February 19, 1998, which describes the response of the Board of Directors to the CA Merger Offer, is attached as Exhibit 99.1 hereto.
At the February 18, 1998 meeting, the Board of Directors also took the following actions:

          1.  Amendment of Bylaws.
              -------------------
          The Board amended CSC's Bylaws by adding a new Article II, Section 12, and by amending the following provisions: Article II, Sections 2, 3, 6 and 10; Article III, Sections 1, 2 and 7; Article VI; and Article VIII, Section 1. A copy of the Bylaws, as amended and restated effective February 18, 1998, is included as Exhibit 3.5 hereto.

          2.  Adoption of New Rights Agreement; Redemption of Old Rights.
              ----------------------------------------------------------
          The Board authorized and declared a dividend of one preferred stock purchase right (a "New Right") for each share of CSC's common stock. The dividend is payable on February 27, 1998 to the holders of record of such

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common stock as of the close of business on such date.  The New Rights will be issued pursuant to a Rights Agreement dated as of February 18, 1998 by and between CSC and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "New Rights Agreement"). A Summary of the Rights, which contains a brief description of the New Rights and is subject to the detailed terms and conditions of the New Rights Agreement, is included as Exhibit 10.23 hereto.

          The Board also amended the first sentence of Section 3(a) of the Rights Agreement dated as of December 21, 1988, as amended and restated as of August 1, 1996, by and between CSC and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Old Rights Agreement"), in order to add the following additional language at the end of such sentence:

          ";provided, however, that, notwithstanding anything to the contrary in the foregoing definition of the 'Distribution Date,' clause (ii) of the definition does not apply to the tender offer commenced by CAI Computer Services Corp. on February 17, 1998."

          In addition, the Board indicated that it will redeem the Old Rights promptly after the dividend of the New Rights has been paid.

          3.  Amendment of Severance Plan.
              ---------------------------
          The Board amended CSC's Severance Plan for Senior Management and Key Employees (the "Plan") to create a new class of employees ("Class D") to whom the Class B level of severance benefits would be payable if both of the following events were to occur:

          (a)  there were a Change in Control of CSC; and

          (b) as a consequence thereof, CA Controlled CSC (as such capitalized terms are defined in the Plan).

The Board authorized Van B. Honeycutt, Chairman, President and Chief Executive Officer of CSC, to designate up to 150 employees of CSC as Class D participants in the Plan.


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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          The exhibits listed below are filed as a part of this report:

          3.5        Bylaws of CSC, as amended and restated effective
                     February 18, 1998

          10.23      Summary of the Rights

          99.1       Press Release of CSC dated February 19, 1998





                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, CSC has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                       COMPUTER SCIENCES CORPORATION



Dated: February 19, 1998               By /s/ Scott M. Delanty
                                          -----------------------------
                                          Scott M. Delanty
                                          Vice President and Controller
                                               Chief Accounting Officer